Exhibit 99.1

2Q 2023

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

Corporate Office Properties Trust
Supplemental Information & Earnings Release - Unaudited
For the Period Ended 6/30/23

Overview:	Section I
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	5

Financial Statements:	Section II
Consolidated Balance Sheets	6
Consolidated Statements of Operations	7
Funds from Operations	8
Diluted Share and Unit Computations	9
Adjusted Funds from Operations	10
EBITDAre and Adjusted EBITDA	11

Portfolio Information:	Section III
Properties by Segment	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
NOI from Real Estate Operations and Occupancy by Property Grouping	15
Same Properties Average Occupancy Rates by Segment	16
Same Properties Period End Occupancy Rates by Segment	16
Same Properties Real Estate Revenues and NOI by Segment	17
Same Properties Cash NOI by Segment	18
Leasing	19
Lease Expiration Analysis	21
2023 Core Portfolio Quarterly Lease Expiration Analysis	23
Top 20 Tenants	24

Investing Activity:	Section IV
Property Dispositions	25
Summary of Development Projects	26
Development Placed in Service	27
Summary of Land Owned/Controlled	28

Capitalization:	Section V
Capitalization Overview	29
Summary of Outstanding Debt	30
Debt Analysis	32
Consolidated Real Estate Joint Ventures	33
Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

Reconciliations & Definitions:	Section VI
Supplementary Reconciliations of Non-GAAP Measures	35
Definitions	39

Earnings Release:	i

Corporate Office Properties Trust
Summary Description
The Company
Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of June 30, 2023, we derived 90% of our core portfolio annualized rental revenue from Defense/IT Locations and 10% from Regional Office Properties. As of June 30, 2023, our core portfolio of 192 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.9 million square feet and was 95.0% leased.

Management	Investor Relations
Stephen E. Budorick, President + CEO	Venkat Kommineni, VP
Anthony Mifsud, EVP + CFO	443.285.5587 // venkat.kommineni@copt.com

Michelle Layne, Manager
443.285.5452 // michelle.layne@copt.com

Corporate Credit Rating
Fitch: BBB- Stable // Moody’s: Baa3 Stable // S&P: BBB- Stable

Disclosure Statement
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Camille Bonnel	416-369-2140	camille.bonnel@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Citigroup Global Markets	Michael Griffin	212-816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949-640-8780	dburzinski@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv. Any opinions, estimates or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Net income	7	$31,642	$80,398	$52,087	$32,316	$33,595	$112,040	$94,419
NOI from real estate operations	13	$95,024	$93,903	$93,810	$91,096	$90,210	$188,927	$177,398
Same Properties NOI	17	$86,254	$84,452	$84,795	$84,485	$83,607	$170,706	$165,033
Same Properties cash NOI	18	$85,037	$83,194	$82,808	$82,228	$80,407	$168,231	$157,194
Adjusted EBITDA	11	$89,044	$87,443	$87,787	$86,386	$85,298	$176,487	$167,536
FFO per NAREIT	8	$70,033	$68,816	$70,282	$68,071	$68,951	$138,849	$135,986
Diluted AFFO avail. to common share and unit holders	10	$46,003	$38,616	$26,122	$53,439	$50,427	$84,619	$98,852
Dividend per common share	N/A	$0.285	$0.285	$0.275	$0.275	$0.275	$0.57	$0.55

Per share - diluted:
EPS	9	$0.27	$0.70	$0.45	$0.27	$0.29	$0.96	$0.81
FFO - Nareit	9	$0.60	$0.59	$0.60	$0.58	$0.59	$1.19	$1.17
FFO - as adjusted for comparability	9	$0.60	$0.59	$0.60	$0.58	$0.59	$1.19	$1.17

Numerators for diluted per share amounts:
Diluted EPS	7	$30,138	$78,467	$50,290	$30,806	$32,205	$108,602	$91,301
Diluted FFO available to common share and unit holders	8	$68,323	$67,651	$68,696	$66,391	$67,447	$135,974	$133,099
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$68,569	$67,651	$68,794	$66,595	$67,584	$136,220	$133,576

Corporate Office Properties Trust
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	Three Months Ended					Six Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
GAAP
Payout ratio:
Net income	N/A	103.1%	40.6%	60.3%	97.1%	93.4%	58.3%	66.5%

Capitalization and debt ratios:
Total assets	6	$4,246,346	$4,177,992	$4,257,275	$4,269,329	$4,185,193
Total equity	6	$1,776,695	$1,768,814	$1,721,455	$1,700,666	$1,695,951
Debt per balance sheet	6	$2,176,174	$2,123,012	$2,231,794	$2,269,834	$2,177,811
Debt to assets	32	51.2%	50.8%	52.4%	53.2%	52.0%	N/A	N/A
Net income to interest expense ratio	32	1.9x	4.9x	3.1x	2.1x	2.3x	3.4x	3.2x
Debt to net income ratio	32	17.2x	6.6x	10.7x	17.6x	16.2x	N/A	N/A

Non-GAAP
Payout ratios:
Diluted FFO	N/A	47.5%	47.9%	45.5%	47.1%	46.3%	47.7%	47.0%
Diluted FFO - as adjusted for comparability	N/A	47.3%	47.9%	45.4%	46.9%	46.3%	47.6%	46.8%
Diluted AFFO	N/A	70.5%	83.9%	119.7%	58.5%	62.0%	76.6%	63.2%

Capitalization and debt ratios:
Total Market Capitalization	29	$4,914,516	$4,856,761	$5,214,423	$4,943,129	$5,189,816
Total Equity Market Capitalization	29	$2,717,000	$2,711,499	$2,959,469	$2,650,311	$2,988,148
Net debt	38	$2,234,633	$2,181,408	$2,294,261	$2,305,878	$2,206,726
Net debt to adjusted book	32	38.4%	38.1%	39.8%	40.3%	39.4%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.9x	5.0x	4.7x	5.1x	5.3x	5.0x	5.3x
Net debt to in-place adj. EBITDA ratio	32	6.3x	6.2x	6.3x	6.7x	6.4x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	N/A	N/A	N/A	6.0x	N/A	N/A	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	32	5.7x	5.8x	6.1x	5.9x	5.8x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	N/A	N/A	N/A	5.7x	N/A	N/A	N/A	N/A
(1)Includes, for the 12/31/22 period, adjustments associated with our sale on 1/10/23 of a 90% interest in three data center shell properties.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
# of Properties
Total Portfolio	194	194	194	188	188
Consolidated Portfolio	170	170	173	169	169
Core Portfolio	192	192	192	186	186
Same Properties	180	180	180	180	180

% Occupied
Total Portfolio	93.4%	92.8%	92.7%	92.7%	91.6%
Consolidated Portfolio	91.9%	91.2%	91.4%	91.4%	90.2%
Core Portfolio	93.6%	92.9%	92.8%	92.8%	91.8%
Same Properties	92.8%	92.1%	92.0%	92.2%	91.1%

% Leased
Total Portfolio	94.9%	95.0%	95.2%	94.9%	93.6%
Consolidated Portfolio	93.7%	93.9%	94.3%	94.0%	92.5%
Core Portfolio	95.0%	95.1%	95.3%	95.0%	93.7%
Same Properties	94.4%	94.5%	94.7%	94.5%	93.2%

Square Feet (in thousands)
Total Portfolio	23,035	23,020	23,006	22,085	22,089
Consolidated Portfolio	18,740	18,725	19,458	18,903	18,907
Core Portfolio	22,878	22,863	22,849	21,928	21,932
Same Properties	20,608	20,608	20,608	20,608	20,608
(1)Includes properties owned through unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Assets
Properties, net:
Operating properties, net	$3,272,670	$3,272,873	$3,258,899	$3,169,992	$3,180,790
Development and redevelopment in progress, including land (1)	206,130	151,910	109,332	320,354	258,222
Land held (1)	193,435	189,292	188,167	201,065	200,739
Total properties, net	3,672,235	3,614,075	3,556,398	3,691,411	3,639,751
Property - operating right-of-use assets	41,652	42,808	37,020	37,541	38,056
Assets held for sale, net	—	—	161,286	—	—
Cash and cash equivalents	14,273	15,199	12,337	12,643	20,735
Investment in unconsolidated real estate joint ventures	41,928	42,279	21,460	38,644	39,017
Accounts receivable, net	47,363	46,149	43,334	39,720	31,554
Deferred rent receivable	136,382	130,153	125,147	124,146	121,015
Lease incentives, net	59,541	49,679	49,757	49,083	50,871
Deferred leasing costs, net	69,218	68,930	69,339	68,122	68,004
Investing receivables, net	86,708	85,499	84,621	102,550	84,885
Prepaid expenses and other assets, net	77,046	83,221	96,576	105,469	91,305
Total assets	$4,246,346	$4,177,992	$4,257,275	$4,269,329	$4,185,193
Liabilities and equity
Liabilities:
Debt	$2,176,174	$2,123,012	$2,231,794	$2,269,834	$2,177,811
Accounts payable and accrued expenses	135,784	128,509	157,998	156,815	177,180
Rents received in advance and security deposits	32,021	34,653	30,016	29,056	27,745
Dividends and distributions payable	32,636	32,630	31,400	31,407	31,400
Deferred revenue associated with operating leases	9,199	9,022	11,004	9,382	8,416
Property - operating lease liabilities	33,923	34,896	28,759	29,088	29,412
Other liabilities	27,699	21,008	18,556	17,634	10,526
Total liabilities	2,447,436	2,383,730	2,509,527	2,543,216	2,462,490
Redeemable noncontrolling interests	22,215	25,448	26,293	25,447	26,752
Equity:
COPT’s shareholders’ equity:
Common shares	1,125	1,125	1,124	1,124	1,124
Additional paid-in capital	2,486,996	2,484,501	2,486,116	2,484,702	2,481,139
Cumulative distributions in excess of net income	(762,617)	(760,820)	(807,508)	(827,072)	(827,076)
Accumulated other comprehensive income	5,224	1,353	2,071	2,632	1,806
Total COPT’s shareholders’ equity	1,730,728	1,726,159	1,681,803	1,661,386	1,656,993
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	29,563	29,268	25,808	25,524	25,505
Other consolidated entities	16,404	13,387	13,844	13,756	13,453
Total noncontrolling interests in subsidiaries	45,967	42,655	39,652	39,280	38,958
Total equity	1,776,695	1,768,814	1,721,455	1,700,666	1,695,951
Total liabilities, redeemable noncontrolling interests and equity	$4,246,346	$4,177,992	$4,257,275	$4,269,329	$4,185,193
(1)Refer to pages 26 and 28 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Revenues
Lease revenue	$153,682	$150,560	$150,022	$146,481	$142,277	$304,242	$283,666
Other property revenue	1,271	1,121	1,163	1,206	969	2,392	1,860
Construction contract and other service revenues	14,243	15,820	24,062	34,813	42,557	30,063	95,757
Total revenues	169,196	167,501	175,247	182,500	185,803	336,697	381,283
Operating expenses
Property operating expenses	61,600	59,420	58,470	57,663	54,116	121,020	111,297
Depreciation and amortization associated with real estate operations	37,600	36,995	36,907	35,247	34,812	74,595	69,076
Construction contract and other service expenses	13,555	15,201	23,454	33,555	41,304	28,756	92,954
General and administrative expenses	7,287	7,996	7,766	6,558	6,467	15,283	13,137
Leasing expenses	2,345	1,999	2,235	2,340	1,888	4,344	3,762
Business development expenses and land carry costs	726	495	1,157	552	701	1,221	1,484
Total operating expenses	123,113	122,106	129,989	135,915	139,288	245,219	291,710
Interest expense	(16,519)	(16,442)	(16,819)	(15,123)	(14,808)	(32,961)	(29,232)
Interest and other income, net	2,143	2,256	4,671	597	1,593	4,399	3,802
Gain on sales of real estate	14	49,378	19,238	16	(19)	49,392	(4)
Loss on early extinguishment of debt	—	—	(267)	—	—	—	(342)
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	31,721	80,587	52,081	32,075	33,281	112,308	63,797
Equity in income (loss) of unconsolidated entities	111	(64)	229	308	318	47	1,206
Income tax expense	(190)	(125)	(223)	(67)	(4)	(315)	(157)
Income from continuing operations	31,642	80,398	52,087	32,316	33,595	112,040	64,846
Discontinued operations	—	—	—	—	—	—	29,573
Net income	31,642	80,398	52,087	32,316	33,595	112,040	94,419
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(516)	(1,293)	(775)	(476)	(496)	(1,809)	(1,352)
Other consolidated entities	(839)	(326)	(833)	(919)	(789)	(1,165)	(1,438)
Net income attributable to common shareholders	$30,287	$78,779	$50,479	$30,921	$32,310	$109,066	$91,629
Amount allocable to share-based compensation awards	(98)	(248)	(129)	(75)	(75)	(349)	(259)
Redeemable noncontrolling interests	(51)	(64)	(60)	(40)	(30)	(115)	(69)
Numerator for diluted EPS	$30,138	$78,467	$50,290	$30,806	$32,205	$108,602	$91,301

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Net income	$31,642	$80,398	$52,087	$32,316	$33,595	$112,040	$94,419
Real estate-related depreciation and amortization	37,600	36,995	36,907	35,247	34,812	74,595	69,076
Gain on sales of real estate (1)	(14)	(49,378)	(19,238)	(16)	19	(49,392)	(28,560)
Depreciation and amortization on unconsolidated real estate JVs (2)	805	801	526	524	525	1,606	1,051
FFO - per Nareit (3)	70,033	68,816	70,282	68,071	68,951	138,849	135,986
FFO allocable to other noncontrolling interests (4)	(1,239)	(708)	(1,227)	(1,348)	(1,178)	(1,947)	(2,220)
Basic FFO allocable to share-based compensation awards	(480)	(466)	(360)	(354)	(357)	(946)	(719)
Basic FFO available to common share and common unit holders (3)	68,314	67,642	68,695	66,369	67,416	135,956	133,047
Redeemable noncontrolling interests	(28)	(30)	(27)	(5)	4	(58)	(2)
Diluted FFO adjustments allocable to share-based compensation awards	37	39	28	27	27	76	54
Diluted FFO available to common share and common unit holders - per Nareit (3)	68,323	67,651	68,696	66,391	67,447	135,974	133,099
Loss on early extinguishment of debt	—	—	267	—	—	—	342
Gain on early extinguishment of debt on unconsolidated real estate JVs (2)	—	—	(168)	—	—	—	—
Executive transition costs	248	—	—	206	137	248	137
Diluted FFO comparability adjustments allocable to share-based compensation awards	(2)	—	(1)	(2)	—	(2)	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$68,569	$67,651	$68,794	$66,595	$67,584	$136,220	$133,576
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
EPS Denominator:
Weighted average common shares - basic	112,188	112,127	112,096	112,093	112,082	112,157	112,052
Dilutive effect of share-based compensation awards	426	410	435	433	429	418	427
Dilutive effect of redeemable noncontrolling interests	62	91	102	105	126	77	129
Weighted average common shares - diluted	112,676	112,628	112,633	112,631	112,637	112,652	112,608
Diluted EPS	$0.27	$0.70	$0.45	$0.27	$0.29	$0.96	$0.81

Weighted Average Shares for period ended:
Common shares	112,188	112,127	112,096	112,093	112,082	112,157	112,052
Dilutive effect of share-based compensation awards	426	410	435	433	429	418	427
Common units	1,514	1,489	1,476	1,477	1,476	1,502	1,430
Redeemable noncontrolling interests	62	91	102	105	126	77	129
Denominator for diluted FFO per share and as adjusted for comparability	114,190	114,117	114,109	114,108	114,113	114,154	114,038
Weighted average common units	(1,514)	(1,489)	(1,476)	(1,477)	(1,476)	(1,502)	(1,430)
Denominator for diluted EPS	112,676	112,628	112,633	112,631	112,637	112,652	112,608
Diluted FFO per share - Nareit (1)	$0.60	$0.59	$0.60	$0.58	$0.59	$1.19	$1.17
Diluted FFO per share - as adjusted for comparability (1)	$0.60	$0.59	$0.60	$0.58	$0.59	$1.19	$1.17
(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$68,569	$67,651	$68,794	$66,595	$67,584	$136,220	$133,576
Straight line rent adjustments and lease incentive amortization	(3,161)	(3,516)	(3,043)	605	(3,198)	(6,677)	(6,387)
Amortization of intangibles and other assets included in NOI	17	(19)	15	50	49	(2)	(323)
Share-based compensation, net of amounts capitalized	2,213	1,733	2,247	2,188	2,154	3,946	4,265
Amortization of deferred financing costs	628	632	619	540	541	1,260	1,138
Amortization of net debt discounts, net of amounts capitalized	622	618	615	612	608	1,240	1,213
Replacement capital expenditures (1)	(22,664)	(28,210)	(43,283)	(17,528)	(17,717)	(50,874)	(35,075)
Other	(221)	(273)	158	377	406	(494)	445
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$46,003	$38,616	$26,122	$53,439	$50,427	$84,619	$98,852

Replacement capital expenditures (1)
Tenant improvements and incentives	$32,619	$19,986	$33,439	$8,848	$10,655	$52,605	$20,665
Building improvements	2,766	2,141	8,468	7,477	6,751	4,907	13,583
Leasing costs	3,542	1,750	4,389	3,073	1,748	5,292	4,018
Net (exclusions from) additions to tenant improvements and incentives	(16,007)	4,839	(75)	(57)	474	(11,168)	2,282
Excluded building improvements and leasing costs	(256)	(506)	(2,938)	(1,813)	(1,911)	(762)	(5,473)
Replacement capital expenditures	$22,664	$28,210	$43,283	$17,528	$17,717	$50,874	$35,075
(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Net income	$31,642	$80,398	$52,087	$32,316	$33,595	$112,040	$94,419
Interest expense	16,519	16,442	16,819	15,123	14,808	32,961	29,232
Income tax expense	190	125	223	67	4	315	157
Real estate-related depreciation and amortization	37,600	36,995	36,907	35,247	34,812	74,595	69,076
Other depreciation and amortization	609	602	602	602	552	1,211	1,159
Gain on sales of real estate (1)	(14)	(49,378)	(19,238)	(16)	19	(49,392)	(28,560)
Adjustments from unconsolidated real estate JVs	1,559	1,704	1,033	762	760	3,263	1,518
EBITDAre (2)	88,105	86,888	88,433	84,101	84,550	174,993	167,001
Loss on early extinguishment of debt	—	—	267	—	—	—	342
Gain on early extinguishment of debt on unconsolidated real estate JVs	—	—	(168)	—	—	—	—
Net gain on other investments	—	—	(595)	—	1	—	(564)
Credit loss expense (recoveries)	238	67	(1,331)	1,693	225	305	(91)
Business development expenses	394	241	794	386	385	635	711
Executive transition costs	307	247	387	206	137	554	137
Adjusted EBITDA (2)	89,044	87,443	87,787	86,386	85,298	$176,487	$167,536
Pro forma NOI adjustment for property changes within period	56	(318)	2,704	—	127
Change in collectability of deferred rental revenue	28	899	—	13	231
In-place adjusted EBITDA (2)	89,128	88,024	90,491	86,399	85,656
Pro forma NOI adjustment from subsequent event transactions (3)	N/A	N/A	(2,903)	N/A	N/A
Pro forma in-place adjusted EBITDA (2)	$89,128	$88,024	$87,588	$86,399	$85,656
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Includes, for the 12/31/22 period, NOI adjustment from our sale on 1/10/23 of a 90% interest in three data center shell properties.

Corporate Office Properties Trust
Properties by Segment - 6/30/23
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	33	4,106	97.7%	99.3%
Howard County	35	2,863	93.1%	95.3%
Other	23	1,725	93.8%	95.0%
Total Fort Meade/BW Corridor	91	8,694	95.4%	97.1%
Northern Virginia (“NoVA”) Defense/IT	16	2,499	89.9%	92.2%
Lackland AFB (San Antonio, Texas)	8	1,062	100.0%	100.0%
Navy Support	22	1,273	86.9%	87.5%
Redstone Arsenal (Huntsville, Alabama)	21	2,084	92.5%	97.4%
Data Center Shells:
Consolidated Properties	4	988	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Locations	186	20,895	95.3%	96.8%
Regional Office	6	1,983	74.8%	75.8%
Core Portfolio	192	22,878	93.6%	95.0%
Other	2	157	76.5%	76.5%
Total Portfolio	194	23,035	93.4%	94.9%
Consolidated Portfolio	170	18,740	91.9%	93.7%
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$72,176	$69,777	$69,778	$69,209	$67,589	$141,953	$134,803
NoVA Defense/IT	19,841	19,829	18,695	18,611	18,103	39,670	36,679
Lackland Air Force Base	17,595	15,605	17,118	15,951	15,129	33,200	29,842
Navy Support	8,118	7,925	8,247	8,253	8,085	16,043	16,254
Redstone Arsenal	12,978	13,414	10,114	9,976	9,308	26,392	18,503
Data Center Shells-Consolidated	6,287	6,692	10,008	9,069	9,140	12,979	16,645
Total Defense/IT Locations	136,995	133,242	133,960	131,069	127,354	270,237	252,726
Regional Office	15,197	16,054	15,374	14,739	14,121	31,251	29,203
Wholesale Data Center	—	—	—	—	—	—	1,980
Other	2,761	2,385	1,851	1,879	1,771	5,146	3,597
Consolidated real estate revenues (1)	$154,953	$151,681	$151,185	$147,687	$143,246	$306,634	$287,506

NOI from real estate operations (2)
Defense/IT Locations:
Fort Meade/BW Corridor	$47,988	$45,257	$45,784	$44,759	$44,090	$93,245	$85,520
NoVA Defense/IT	12,158	12,257	11,862	11,835	11,946	24,415	23,653
Lackland Air Force Base	7,644	7,660	7,690	7,670	7,609	15,304	15,250
Navy Support	4,602	4,382	4,712	4,588	4,755	8,984	9,453
Redstone Arsenal	8,228	8,778	6,204	5,652	5,677	17,006	11,137
Data Center Shells:
Consolidated properties	5,544	6,098	8,951	7,953	7,951	11,642	14,446
COPT’s share of unconsolidated real estate JVs	1,671	1,642	1,095	1,072	1,080	3,313	2,160
Total Defense/IT Locations	87,835	86,074	86,298	83,529	83,108	173,909	161,619
Regional Office	6,613	7,203	6,984	6,975	6,493	13,816	13,645
Wholesale Data Center	—	—	(4)	—	50	—	1,005
Other	576	626	532	592	559	1,202	1,129
NOI from real estate operations (1)	$95,024	$93,903	$93,810	$91,096	$90,210	$188,927	$177,398
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Cash NOI from real estate operations (1)
Defense/IT Locations:
Fort Meade/BW Corridor	$45,727	$43,662	$45,106	$44,723	$43,613	$89,389	$84,884
NoVA Defense/IT	12,642	11,423	10,274	10,197	10,260	24,065	20,410
Lackland Air Force Base	7,919	7,915	7,889	7,757	7,666	15,834	15,377
Navy Support	4,911	5,023	5,257	4,951	4,922	9,934	9,768
Redstone Arsenal	3,707	4,988	5,263	4,631	4,789	8,695	9,382
Data Center Shells:
Consolidated properties	4,918	5,379	6,960	7,020	6,528	10,297	11,996
COPT’s share of unconsolidated real estate JVs	1,385	1,351	1,012	985	988	2,736	1,970
Total Defense/IT Locations	81,209	79,741	81,761	80,264	78,766	160,950	153,787
Regional Office	6,673	6,856	6,259	6,926	6,114	13,529	11,271
Wholesale Data Center	—	—	(4)	—	50	—	1,014
Other	677	727	617	680	638	1,404	1,237
Cash NOI from real estate operations (2)	$88,559	$87,324	$88,633	$87,870	$85,568	$175,883	$167,309
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 6/30/23
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Six Months Ended
Core Portfolio:
Same Properties: (4)
Consolidated properties	159	17,269	91.6%	93.5%	$564,610	91.5%	$84,781	$167,785
Unconsolidated real estate JV	19	3,182	100.0%	100.0%	4,876	0.8%	1,073	2,149
Total Same Properties in Core Portfolio	178	20,451	92.9%	94.5%	569,486	92.2%	85,854	169,934
Properties Placed in Service (5)	9	1,314	98.7%	98.7%	37,370	6.1%	7,997	16,283
Other unconsolidated JV properties (6)	5	1,113	100.0%	100.0%	1,803	0.3%	597	1,508
Total Core Portfolio	192	22,878	93.6%	95.0%	608,659	98.6%	94,448	187,725
Other	2	157	76.5%	76.5%	8,699	1.4%	576	1,202
Total Portfolio	194	23,035	93.4%	94.9%	$617,358	100.0%	$95,024	$188,927
Consolidated Portfolio	170	18,740	91.9%	93.7%	$610,680	98.9%	$93,353	$185,614

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Six Months Ended
Core Portfolio:
Defense/IT Locations: (7)
Consolidated properties	162	16,600	94.1%	96.0%	$543,392	89.3%	$86,164	$170,596
Unconsolidated real estate JVs	24	4,295	100.0%	100.0%	6,679	1.1%	1,671	3,313
Total Defense/IT Locations	186	20,895	95.3%	96.8%	550,071	90.4%	87,835	173,909
Regional Office	6	1,983	74.8%	75.8%	58,588	9.6%	6,613	13,816
Total Core Portfolio	192	22,878	93.6%	95.0%	$608,659	100.0%	$94,448	$187,725
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Includes properties stably owned and 100% operational since at least 1/1/22.
(5)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/22.
(6)Includes data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2023 and 2022. See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(7)For three data center shell properties in which we sold a 90% interest and retained a 10% interest through an unconsolidated real estate JV on 1/10/23, the associated NOI from real estate operations prior to sale is included in consolidated properties and for periods thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Six Months Ended
			6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	90	8,511	94.7%	92.9%	92.5%	91.9%	90.5%	93.8%	90.0%
NoVA Defense/IT	16	2,499	89.9%	90.6%	89.9%	89.3%	88.3%	90.2%	88.5%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	87.6%	88.9%	90.4%	91.3%	91.2%	88.2%	92.1%
Redstone Arsenal	16	1,512	87.8%	87.0%	87.6%	87.8%	87.6%	87.4%	89.2%
Data Center Shells:
Consolidated properties	2	458	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	19	3,182	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	172	18,468	94.4%	93.6%	93.5%	93.2%	92.4%	94.0%	92.4%
Regional Office	6	1,983	74.6%	78.5%	80.3%	81.1%	80.2%	76.6%	80.9%
Core Portfolio Same Properties	178	20,451	92.4%	92.2%	92.2%	92.1%	91.2%	92.3%	91.3%
Other Same Properties	2	157	78.9%	80.1%	75.5%	75.5%	70.7%	79.5%	68.4%
Total Same Properties	180	20,608	92.3%	92.1%	92.1%	91.9%	91.1%	92.2%	91.1%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	90	8,511	95.3%	93.3%	92.5%	92.2%	90.5%
NoVA Defense/IT	16	2,499	89.9%	90.7%	90.0%	89.9%	88.2%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	87.4%	88.4%	89.7%	91.4%	91.2%
Redstone Arsenal	16	1,512	90.1%	86.7%	88.0%	88.1%	87.6%
Data Center Shells:
Consolidated properties	2	458	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	19	3,182	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	172	18,468	94.8%	93.8%	93.5%	93.5%	92.4%
Regional Office	6	1,983	74.8%	77.4%	79.0%	81.5%	80.2%
Core Portfolio Same Properties	178	20,451	92.9%	92.2%	92.1%	92.3%	91.2%
Other Same Properties	2	157	76.5%	80.1%	75.5%	75.5%	75.5%
Total Same Properties	180	20,608	92.8%	92.1%	92.0%	92.2%	91.1%
(1)Includes properties stably owned and 100% operational since at least 1/1/22.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$70,510	$68,112	$68,673	$69,183	$67,586	$138,622	$134,800
NoVA Defense/IT	19,840	19,829	18,695	18,611	18,103	39,669	36,679
Lackland Air Force Base	17,596	15,605	17,118	15,951	15,129	33,201	29,842
Navy Support	7,964	7,771	8,092	8,098	7,931	15,735	16,086
Redstone Arsenal	8,972	9,499	9,204	9,310	8,853	18,471	17,910
Data Center Shells-Consolidated	2,538	2,505	2,395	2,379	2,389	5,043	4,786
Total Defense/IT Locations	127,420	123,321	124,177	123,532	119,991	250,741	240,103
Regional Office	15,197	16,054	15,374	14,739	14,121	31,251	29,203
Other	767	736	685	764	645	1,503	1,304
Same Properties real estate revenues	$143,384	$140,111	$140,236	$139,035	$134,757	$283,495	$270,610

Same Properties NOI from real estate operations (“NOI”)
Defense/IT Locations:
Fort Meade/BW Corridor	$46,489	$43,887	$44,858	$44,760	$44,090	$90,376	$85,520
NoVA Defense/IT	12,158	12,257	11,862	11,835	11,946	24,415	23,653
Lackland Air Force Base	7,645	7,660	7,690	7,670	7,609	15,305	15,250
Navy Support	4,510	4,293	4,610	4,487	4,640	8,803	9,324
Redstone Arsenal	5,197	5,465	5,307	5,280	5,383	10,662	10,777
Data Center Shells:
Consolidated properties	2,170	2,238	2,088	2,032	2,033	4,408	4,066
COPT’s share of unconsolidated real estate JVs	1,073	1,076	1,076	1,072	1,080	2,149	2,160
Total Defense/IT Locations	79,242	76,876	77,491	77,136	76,781	156,118	150,750
Regional Office	6,613	7,203	6,984	6,975	6,493	13,816	13,645
Other	399	373	320	374	333	772	638
Same Properties NOI (1)	$86,254	$84,452	$84,795	$84,485	$83,607	$170,706	$165,033
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Same Properties cash NOI from real estate operations (“cash NOI”)
Defense/IT Locations:
Fort Meade/BW Corridor	$45,894	$43,949	$45,285	$44,723	$43,613	$89,843	$84,884
NoVA Defense/IT	12,642	11,423	10,274	10,197	10,260	24,065	20,410
Lackland Air Force Base	7,919	7,915	7,889	7,757	7,666	15,834	15,377
Navy Support	4,825	4,940	5,163	4,857	4,813	9,765	9,646
Redstone Arsenal	3,706	4,704	4,746	4,582	4,811	8,410	9,439
Data Center Shells:
Consolidated properties	1,954	2,020	1,866	1,810	1,801	3,974	3,594
COPT’s share of unconsolidated real estate JVs	1,005	1,000	994	986	988	2,005	1,970
Total Defense/IT Locations	77,945	75,951	76,217	74,912	73,952	153,896	145,320
Regional Office	6,673	6,856	6,259	6,926	6,114	13,529	11,271
Other Properties	419	387	332	390	341	806	603
Same Properties cash NOI (1)	$85,037	$83,194	$82,808	$82,228	$80,407	$168,231	$157,194
Percentage change in total Same Properties cash NOI (2)	5.8%					7.0%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	5.4%					5.9%
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing (1)(2)
Three Months Ended 6/30/23
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	590	206	7	803	—	—	803
Expiring Square Feet	607	240	19	866	34	2	901
Vacating Square Feet	17	34	12	63	34	2	99
Retention Rate (% based upon square feet)	97.2%	85.9%	35.2%	92.7%	—%	—%	89.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.25	$4.62	$0.89	$2.84	$—	$—	$2.84
Weighted Average Lease Term in Years	5.0	5.0	1.8	5.0	—	—	5.0
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$39.63	$35.86	$29.72	$38.58	$—	$—	$38.58
Expiring Straight-line Rent	$36.92	$33.36	$26.09	$35.91	$—	$—	$35.91
Change in Straight-line Rent	7.3%	7.5%	13.9%	7.4%	—%	—%	7.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$40.05	$37.80	$29.31	$39.39	$—	$—	$39.39
Expiring Cash Rent	$39.44	$37.71	$28.40	$38.90	$—	$—	$38.90
Change in Cash Rent	1.6%	0.2%	3.2%	1.3%	—%	—%	1.3%
Average Escalations Per Year	2.7%	2.3%	3.5%	2.6%	—%	—%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	—	—	—	—
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$—	$—	$—	$—
Weighted Average Lease Term in Years	—	—	—	—	—	—	—
Straight-line Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—
Cash Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—
Vacant Space
Leased Square Feet	71	5	3	79	8	—	88
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$6.40	$11.23	$9.74	$6.85	$14.44	$—	$7.57
Weighted Average Lease Term in Years	6.9	5.4	5.4	6.8	8.1	—	6.9
Straight-line Rent Per Square Foot	$29.25	$33.15	$24.32	$29.33	$38.37	$—	$30.18
Cash Rent Per Square Foot	$28.68	$33.51	$24.50	$28.85	$40.00	$—	$29.91
Total Square Feet Leased	661	211	10	882	8	—	891
Average Escalations Per Year	2.6%	2.3%	3.2%	2.5%	2.5%	—%	2.5%
Average Escalations Excl. Data Center Shells							2.5%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Leasing (1)(2)
Six Months Ended 6/30/23
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	681	223	93	—	—	997	—	—	997
Expiring Square Feet	714	276	124	—	—	1,115	88	2	1,205
Vacating Square Feet	34	54	31	—	—	118	88	2	208
Retention Rate (% based upon square feet)	95.3%	80.6%	75.2%	—%	—%	89.4%	—%	—%	82.7%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.34	$4.41	$2.14	$—	$—	$2.78	$—	$—	$2.78
Weighted Average Lease Term in Years	4.7	4.8	2.4	—	—	4.5	—	—	4.5
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$39.02	$36.14	$21.62	$—	$—	$36.75	$—	$—	$36.75
Expiring Straight-line Rent	$36.48	$33.58	$20.89	$—	$—	$34.37	$—	$—	$34.37
Change in Straight-line Rent	7.0%	7.6%	3.5%	—%	—%	6.9%	—%	—%	6.9%
Cash Rent Per Square Foot
Renewal Cash Rent	$39.41	$37.98	$22.22	$—	$—	$37.48	$—	$—	$37.48
Expiring Cash Rent	$38.86	$37.97	$22.02	$—	$—	$37.09	$—	$—	$37.09
Change in Cash Rent	1.4%	—%	0.9%	—%	—%	1.1%	—%	—%	1.1%
Average Escalations Per Year	2.7%	2.3%	2.2%	—%	—%	2.6%	—%	—%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	77	418	495	—	—	495
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$7.77	$—	$1.21	$—	$—	$1.21
Weighted Average Lease Term in Years	—	—	—	10.4	15.0	14.3	—	—	14.3
Straight-line Rent Per Square Foot	$—	$—	$—	$33.39	$31.69	$31.96	$—	$—	$31.96
Cash Rent Per Square Foot	$—	$—	$—	$30.46	$27.40	$27.88	$—	$—	$27.88
Vacant Space
Leased Square Feet	111	47	5	1	—	165	18	3	187
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$7.03	$10.81	$11.18	$6.16	$—	$8.22	$13.66	$10.98	$8.81
Weighted Average Lease Term in Years	6.9	9.9	5.5	5.0	—	7.7	5.8	5.0	7.4
Straight-line Rent Per Square Foot	$29.25	$33.14	$31.76	$28.91	$—	$30.43	$35.12	$27.93	$30.85
Cash Rent Per Square Foot	$28.65	$33.68	$32.43	$27.50	$—	$30.19	$35.91	$26.30	$30.68
Total Square Feet Leased	792	270	98	78	418	1,657	18	3	1,679
Average Escalations Per Year	2.6%	2.4%	2.3%	2.8%	2.3%	2.4%	2.6%	3.0%	2.4%
Average Escalations Excl. Data Center Shells									2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/23 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	686	$26,203	4.3%	$38.17
NoVA Defense/IT	78	2,587	0.4%	33.37
Navy Support	36	945	0.2%	26.21
Regional Office	30	1,251	0.2%	41.77
2023	830	30,985	5.1%	37.33
Ft Meade/BW Corridor	1,286	48,469	8.0%	37.66
NoVA Defense/IT	256	9,540	1.6%	37.21
Navy Support	463	11,754	1.9%	25.38
Redstone Arsenal	122	3,569	0.6%	29.19
Data Center Shells-Unconsolidated JV Properties	546	710	0.1%	13.01
Regional Office	189	5,557	0.9%	29.12
2024	2,862	79,599	13.1%	33.53
Ft Meade/BW Corridor	1,746	64,831	10.7%	37.08
NoVA Defense/IT	296	12,351	2.0%	41.72
Lackland Air Force Base	703	39,372	6.5%	56.03
Navy Support	152	3,865	0.6%	25.46
Redstone Arsenal	296	6,864	1.1%	23.09
Data Center Shells-Unconsolidated JV Properties	121	170	—%	14.09
Regional Office	82	3,187	0.5%	38.91
2025	3,396	130,639	21.5%	39.71
Ft Meade/BW Corridor	805	31,938	5.2%	39.69
NoVA Defense/IT	66	2,206	0.4%	33.18
Lackland Air Force Base	250	12,565	2.1%	50.26
Navy Support	177	5,953	1.0%	33.69
Redstone Arsenal	29	728	0.1%	25.36
Data Center Shells-Unconsolidated JV Properties	446	801	0.1%	17.98
Regional Office	162	5,923	1.0%	36.64
2026	1,935	60,115	9.9%	39.22
Ft Meade/BW Corridor	647	24,018	3.9%	37.11
NoVA Defense/IT	190	6,229	1.0%	32.73
Navy Support	185	7,340	1.2%	39.73
Redstone Arsenal	160	4,299	0.7%	26.81
Data Center Shells-Unconsolidated JV Properties	364	486	0.1%	13.36
Regional Office	96	4,062	0.7%	41.89
2027	1,642	46,436	7.6%	35.28
Thereafter
Consolidated Properties	7,921	256,375	42.2%	31.68
Unconsolidated JV Properties	2,819	4,510	0.7%	16.00
Core Portfolio	21,405	$608,659	100.0%	$34.38

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	21,405	$608,659	98.6%	$34.38
Other	120	8,699	1.4%	24.18
Total Portfolio	21,525	$617,358	100.0%	$34.31
Consolidated Portfolio	17,230	$610,680
Unconsolidated JV Properties	4,295	$6,679

Note: As of 6/30/23, the weighted average lease term was 5.3 years for the core portfolio, 5.2 years for the total portfolio and 5.0 years for the consolidated portfolio.

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/23. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2023 Core Portfolio Quarterly Lease Expiration Analysis as of 6/30/23 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	391	$13,495	2.2%	$34.42
NoVA Defense/IT	30	1,026	0.2%	34.30
Navy Support	18	456	0.1%	25.66
Q3 2023	439	14,977	2.5%	34.06
Ft Meade/BW Corridor	295	12,708	2.1%	43.15
NoVA Defense/IT	48	1,561	0.3%	32.79
Navy Support	18	488	0.1%	26.75
Regional Office	30	1,251	0.2%	41.77
Q4 2023	391	16,008	2.7%	41.02
	830	$30,985	5.1%	$37.33
(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/23.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

Corporate Office Properties Trust
Top 20 Tenants as of 6/30/23 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$222,617	36.1%	5,286	3.7
Fortune 100 Company		40,063	6.5%	5,575	7.8
General Dynamics Corporation		33,486	5.4%	729	3.3
The Boeing Company		14,896	2.4%	443	3.2
Northrop Grumman Corporation		14,692	2.4%	519	6.2
CACI International Inc		14,588	2.4%	354	4.4
Peraton Corp.		12,459	2.0%	330	5.2
Booz Allen Hamilton, Inc.		11,749	1.9%	297	2.6
Fortune 100 Company		11,710	1.9%	183	11.3
Morrison & Foerster, LLP		9,437	1.5%	102	13.8
CareFirst Inc.		8,836	1.4%	264	11.2
KBR, Inc.		7,829	1.3%	310	7.4
Yulista Holding, LLC		6,869	1.1%	368	6.5
Wells Fargo & Company		6,815	1.1%	159	4.8
Raytheon Technologies Corporation		6,811	1.1%	186	3.9
Miles and Stockbridge, PC		6,666	1.1%	160	3.4
AT&T Corporation		6,561	1.1%	321	6.3
Mantech International Corp.		6,462	1.0%	200	2.0
Jacobs Engineering Group Inc.		6,388	1.0%	185	5.6
The University System of Maryland		5,772	0.9%	172	5.2
Subtotal Top 20 Tenants		454,706	73.6%	16,143	5.7
All remaining tenants		162,652	26.4%	5,382	3.9
Total / Weighted Average		$617,358	100.0%	21,525	5.2

(1)For properties owned through unconsolidated real estate JVs, includes COPT’s share of those properties’ ARR of $6.7 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/23, $5.8 million of our ARR was through the General Services Administration (GSA), representing 2.6% of our ARR from the United States Government and 0.9% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
90% interest in P2 A, B and C (1)	Data Center Shells	Northern Virginia	3	748	1/10/23	100.0%	$190

(1)     We sold a 90% interest in these properties based on an aggregate property value of $211.3 million and retained a 10% interest in the properties through a newly-formed JV.

Corporate Office Properties Trust
Summary of Development Projects as of 6/30/23 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 6/30/23	as of 6/30/23 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
550 National Business Parkway	Annapolis Junction, Maryland	186	100%	$74,335	$51,085	$—	4Q 23	4Q 23

Redstone Arsenal:
7000 Redstone Gateway (4)	Huntsville, Alabama	46	78%	12,368	9,042	7,656	3Q 22	3Q 23
300 Secured Gateway	Huntsville, Alabama	206	100%	67,245	52,849	—	4Q 22	4Q 23
5300 Redstone Gateway	Huntsville, Alabama	46	100%	20,551	4,177	—	1Q 24	1Q 24
8100 Rideout Road	Huntsville, Alabama	131	20%	39,325	23,663	—	3Q 23	3Q 24
Subtotal / Average		429	73%	139,489	89,731	7,656

Data Center Shells:
PS A	Northern Virginia	227	100%	61,000	44,381	—	3Q 23	3Q 23
PS B	Northern Virginia	193	100%	53,000	22,082	—	4Q 23	4Q 23
Southpoint Phase 2 Bldg A	Northern Virginia	225	100%	82,500	10,136	—	1Q 25	1Q 25
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	70,500	4,697	—	3Q 25	3Q 25
Subtotal / Average		838	100%	267,000	81,296	—

Total Under Development		1,453	92%	$480,824	$222,112	$7,656
(1)Includes properties under, or contractually committed for, development as of 6/30/23.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 36,000 square feet were operational as of 6/30/23.

Corporate Office Properties Trust
Development Placed in Service as of 6/30/23
(square feet in thousands)

		Total Property		Square Feet Placed in Service					Total Space Placed in Service % Leased as of 6/30/23
	Property Segment	% Leased as of 6/30/23	Rentable Square Feet	Prior Year	2023			Total
Property and Location					1st Quarter	2nd Quarter	Total 2023
Expedition VII St. Mary’s County, Maryland	Navy Support	62%	29	18	11	—	11	29	62%
7000 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	78%	46	21	—	15	15	36	100%
Total Development Placed in Service		72%	75	39	11	15	26	65	83%
% Leased as of 6/30/23					0%	100%	57%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 6/30/23 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	144	1,630
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,258
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	300	3,400
Data Center Shells	10	232
Total Defense/IT Locations	666	8,125
Regional Office	10	900
Total land owned/controlled for future development	676	9,025	$189,913

Other land owned/controlled	43	638	3,522
Land held, net	719	9,663	$193,435

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 6/30/23

Debt
Secured debt	2.1	4.95%	3.55%	$100,955
Unsecured debt	6.4	3.05%	3.06%	2,096,561
Total Consolidated Debt	6.2	3.14%	3.08%	$2,197,516

Fixed rate debt (3)	6.6	2.56%	2.94%	$2,101,516
Variable rate debt	4.2	6.42%	6.25%	96,000
Total Consolidated Debt				$2,197,516

Common Equity
Common Shares				112,538
Common Units (4)				1,862
Total Common Shares and Units				114,400

Closing Common Share Price on 6/30/23				$23.75
Equity Market Capitalization (5)				$2,717,000

Total Market Capitalization (5)				$4,914,516
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $233.4 million that hedge the risk of changes in interest rates on variable rate debt.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	9/28/22
Moody’s	Baa3	Stable	1/17/23
S&P	BBB-	Stable	8/12/22

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/23
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$171,000	Oct-26	(1)(2)	LW Redstone:
					1000, 1200 & 1100 Redstone Gateway (3)	4.47%	(4)	$28,820	$27,649	Jun-24
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%		22,625	$22,100	Mar-25	(5)
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		M Square:
2.90% due 2033	2.90%	400,000	Dec-33		5825 & 5850 University Research Court (3)	3.82%		38,750	$35,603	Jun-26
Subtotal - Senior Unsecured Notes	2.51%	$1,800,000
					5801 University Research Court (2)(3)	SOFR +0.10%+1.45%		10,760	$10,020	Aug-26
Unsecured Bank Term Loans
2026 Maturity	SOFR+ 0.10%+1.30%	$125,000	Jan-26	(2)(6)	Total Secured Debt	4.95%		$100,955
Other Unsecured Debt	0.00%	561	May-26
Total Unsecured Debt	3.05%	$2,096,561

Debt Summary
Total Unsecured Debt	3.05%	$2,096,561
Total Secured Debt	4.95%	100,955
Consolidated Debt	3.14%	$2,197,516

Debt per balance sheet		$2,176,174
Net discounts and deferred financing costs		21,342
Consolidated Debt		2,197,516
COPT’s share of unconsolidated JV gross debt (7)		52,364
Gross debt		$2,249,880
(1)The Company’s $600.0 million Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)The Company’s term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(7)See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/23 (continued)

(1)Revolving Credit Facility maturity of $171.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options.
(3)Includes the effect of interest rate swaps with notional amounts totaling $233.4 million that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 6/30/23				As of and for Three Months Ended 6/30/23
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	38.8%		Total Debt / Total Assets	< 60%	36.6%
Secured Debt / Total Assets	< 40%	1.8%		Secured Debt / Total Assets	< 40%	2.1%
Debt Service Coverage	> 1.5x	5.1x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.7x
Unencumbered Assets / Unsecured Debt	> 150%	258.8%		Unsecured Debt / Unencumbered Assets	< 60%	36.5%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.2x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		166
Debt per balance sheet	6	$2,176,174		% of total portfolio		86%
Total assets	6	$4,246,346		Unencumbered square feet in-service		19,023
Debt to assets		51.2%		% of total portfolio		83%
Net income	7	$31,642		NOI from unencumbered real estate operations		$91,408
Debt to net income ratio (2)		17.2	x	% of total NOI from real estate operations		96%
Interest expense	7	$16,519		Adjusted EBITDA from unencumbered real estate operations		$85,428
Net income to interest expense ratio		1.9	x	% of total adjusted EBITDA from real estate operations		96%
				Unencumbered adjusted book		$5,554,011
Non-GAAP				% of total adjusted book		95%
Net debt	38	$2,234,633
Adjusted book	38	$5,825,895
Net debt to adjusted book		38.4%
Net debt adj. for fully-leased development	38	$2,045,226
In-place adjusted EBITDA	11	$89,128
Net debt to in-place adjusted EBITDA ratio		6.3	x
Net debt adj. for fully-leased devel. to in-place adj. EBITDA ratio		5.7	x
Denominator for debt service coverage	37	$16,806
Denominator for fixed charge coverage	37	$18,000
Adjusted EBITDA	11	$89,044
Adjusted EBITDA debt service coverage ratio		5.3	x
Adjusted EBITDA fixed charge coverage ratio		4.9	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 6/30/23
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Six Months Ended	Total Assets (2)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	92.1%	92.1%	$2,161	$2,893	$95,034	$49,510	50%
Huntsville, Alabama:
LW Redstone Company, LLC (20 properties)	1,948	93.1%	98.2%	7,828	16,244	480,829	51,445	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	60.6%	60.6%	1,276	2,622	167,132	—	95%
Total / Average	2,550	90.5%	94.5%	$11,265	$21,759	$742,995	$100,955

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,899	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,793	181,088	—	85%	(3)
Total	4,141	$186,987	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $72.5 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 6/30/23 (1)
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	10%
COPT’s investment	$39,929	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT’s share of ARR	$6,679

Balance sheet information	Total	COPT’s Share (4)
Operating properties, net	$969,060	$96,906
Total assets	$1,075,369	$107,537
Debt (3)	$517,730	$51,773
Total liabilities	$607,243	$60,724

	Three Months Ended		Six Months Ended
Operating information	Total	COPT’s Share (4)	Total	COPT’s Share (4)
Revenue	$20,025	$2,002	$39,090	$3,909
Operating expenses	(3,314)	(331)	(5,963)	(596)
NOI from real estate operations and EBITDAre (5)	16,711	1,671	33,127	3,313
Interest expense	(7,537)	(754)	(16,571)	(1,657)
Depreciation and amortization	(8,521)	(805)	(16,987)	(1,606)
Net income (loss)	$653	$112	$(431)	$50

NOI from real estate operations (per above) (5)	$16,711	$1,671	$33,127	$3,313
Straight line rent adjustments	(770)	(77)	(1,578)	(158)
Amortization of acquired above- and below-market rents	(2,097)	(209)	(4,191)	(419)
Cash NOI from real estate operations (5)	$13,844	$1,385	$27,358	$2,736
(1)Includes equity method investments in five JVs that own and operate data center shell properties, including one JV formed on 1/10/23 in connection with our sale of a 90% interest in three data center shell properties totaling 748,000 square feet and retention of a 10% interest in the properties through the JV.
(2)Includes $41.9 million reported in “Investment in unconsolidated real estate joint ventures” and $2.0 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Maturities on JV debt range from 2027 (assuming exercise of three one-year extension options) to 2030.
(4)Represents the portion allocable to our ownership interest.
(5)Refer to the section entitled “Definitions” for definitions of these measures.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Net income	$31,642	$80,398	$52,087	$32,316	$33,595	$112,040	$94,419
Construction contract and other service revenues	(14,243)	(15,820)	(24,062)	(34,813)	(42,557)	(30,063)	(95,757)
Depreciation and other amortization associated with real estate operations	37,600	36,995	36,907	35,247	34,812	74,595	69,076
Construction contract and other service expenses	13,555	15,201	23,454	33,555	41,304	28,756	92,954
General and administrative expenses	7,287	7,996	7,766	6,558	6,467	15,283	13,137
Leasing expenses	2,345	1,999	2,235	2,340	1,888	4,344	3,762
Business development expenses and land carry costs	726	495	1,157	552	701	1,221	1,484
Interest expense	16,519	16,442	16,819	15,123	14,808	32,961	29,232
Interest and other income, net	(2,143)	(2,256)	(4,671)	(597)	(1,593)	(4,399)	(3,802)
Gain on sales of real estate from continuing operations	(14)	(49,378)	(19,238)	(16)	19	(49,392)	4
Loss on early extinguishment of debt	—	—	267	—	—	—	342
Equity in (income) loss of unconsolidated entities	(111)	64	(229)	(308)	(318)	(47)	(1,206)
Unconsolidated real estate JVs NOI allocable to COPT included in equity in income of unconsolidated entities (1)	1,671	1,642	1,095	1,072	1,080	3,313	2,160
Income tax expense	190	125	223	67	4	315	157
Discontinued operations	—	—	—	—	—	—	(29,573)
Revenues from real estate operations from discontinued operations	—	—	—	—	—	—	1,980
Property operating expenses from discontinued operations	—	—	—	—	—	—	(971)
NOI from real estate operations	95,024	93,903	93,810	91,096	90,210	188,927	177,398
Straight line rent adjustments and lease incentive amortization	(2,916)	(3,818)	(2,974)	932	(2,859)	(6,734)	(5,780)
Amortization of acquired above- and below-market rents	(129)	(166)	(131)	(97)	(97)	(295)	(616)
Amortization of intangibles and other assets to property operating expenses	146	147	146	147	147	293	293
Lease termination fees, net	(1,059)	(1,221)	(1,026)	(591)	(399)	(2,280)	(620)
Tenant funded landlord assets and lease incentives	(2,221)	(1,230)	(1,109)	(3,530)	(1,342)	(3,451)	(3,176)
Cash NOI adjustments in unconsolidated real estate JVs	(286)	(291)	(83)	(87)	(92)	(577)	(190)
Cash NOI from real estate operations	$88,559	$87,324	$88,633	$87,870	$85,568	$175,883	$167,309

NOI from real estate operations (from above)	$95,024	$93,903	$93,810	$91,096	$90,210	$188,927	$177,398
Non-Same Properties NOI from real estate operations	(8,770)	(9,451)	(9,015)	(6,611)	(6,603)	(18,221)	(12,365)
Same Properties NOI from real estate operations	86,254	84,452	84,795	84,485	83,607	170,706	165,033
Straight line rent adjustments and lease incentive amortization	1,232	1,392	319	544	(1,301)	2,624	(3,592)
Amortization of acquired above- and below-market rents	(129)	(166)	(131)	(97)	(97)	(295)	(616)
Lease termination fees, net	(1,059)	(1,221)	(1,026)	(591)	(399)	(2,280)	(620)
Tenant funded landlord assets and lease incentives	(1,191)	(1,188)	(1,068)	(2,026)	(1,311)	(2,379)	(2,821)
Cash NOI adjustments in unconsolidated real estate JVs	(70)	(75)	(81)	(87)	(92)	(145)	(190)
Same Properties Cash NOI from real estate operations	$85,037	$83,194	$82,808	$82,228	$80,407	$168,231	$157,194
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Real estate revenues
Lease revenue
Fixed contractual payments	$118,461	$116,039	$116,349	$113,700	$112,691	$234,500	$225,311
Variable lease payments (1)	35,221	34,521	33,673	32,781	29,586	69,742	60,335
Lease revenue	153,682	150,560	150,022	146,481	142,277	304,242	285,646
Other property revenue	1,271	1,121	1,163	1,206	969	2,392	1,860
Real estate revenues	$154,953	$151,681	$151,185	$147,687	$143,246	$306,634	$287,506

Provision for credit (recoveries) losses on billed lease revenue	$(196)	$269	$—	$5	$496	$73	$496

Discontinued operations
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$1,980
Property operating expenses	—	—	—	—	—	—	(971)
Gain on sale of real estate	—	—	—	—	—	—	28,564
Discontinued operations	$—	$—	$—	$—	$—	$—	$29,573

Total revenues from continuing operations	$169,196	$167,501	$175,247	$182,500	$185,803	$336,697	$381,283
Construction contract and other service revenues	(14,243)	(15,820)	(24,062)	(34,813)	(42,557)	(30,063)	(95,757)
Revenues from discontinued operations	—	—	—	—	—	—	1,980
Real estate revenues	$154,953	$151,681	$151,185	$147,687	$143,246	$306,634	$287,506

Gain on sales of real estate from continuing operations	$14	$49,378	$19,238	$16	$(19)	$49,392	$(4)
Gain on sales of real estate from discontinued operations	—	—	—	—	—	—	28,564
Gain on sales of real estate	$14	$49,378	$19,238	$16	$(19)	$49,392	$28,560
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Total interest expense	$16,519	$16,442	$16,819	$15,123	$14,808	$32,961	$29,232
Less: Amortization of deferred financing costs	(628)	(632)	(619)	(540)	(541)	(1,260)	(1,138)
Less: Amortization of net debt discounts, net of amounts capitalized	(622)	(618)	(615)	(612)	(608)	(1,240)	(1,213)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and loss on interest rate derivatives	791	773	423	236	233	1,564	464
Denominator for interest coverage	16,060	15,965	16,008	14,207	13,892	32,025	27,345
Scheduled principal amortization	746	790	864	851	844	1,536	1,618
Denominator for debt service coverage	16,806	16,755	16,872	15,058	14,736	33,561	28,963
Capitalized interest	1,194	770	1,835	1,969	1,376	1,964	2,905
Denominator for fixed charge coverage	$18,000	$17,525	$18,707	$17,027	$16,112	$35,525	$31,868

Dividends on unrestricted common and deferred shares	$31,995	$31,989	$30,844	$30,844	$30,842	$63,984	$61,679
Distributions on unrestricted common units	433	430	406	406	407	863	811
Dividends and distributions on restricted shares and units	204	215	134	140	135	419	293
Total dividends and distributions for GAAP payout ratio	32,632	32,634	31,384	31,390	31,384	65,266	62,783
Dividends and distributions on antidilutive shares and units	(205)	(216)	(121)	(127)	(123)	(421)	(268)
Dividends and distributions for non-GAAP payout ratios	$32,427	$32,418	$31,263	$31,263	$31,261	$64,845	$62,515

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Total assets	$4,246,346	$4,177,992	$4,257,275	$4,269,329	$4,185,193
Accumulated depreciation	1,334,066	1,300,430	1,267,434	1,245,313	1,213,711
Accumulated depreciation included in assets held for sale	—	—	6,014	—	—
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	226,555	224,791	222,779	221,646	218,560
COPT’s share of liabilities of unconsolidated real estate JVs	60,724	60,734	52,404	27,272	27,296
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	7,800	6,936	6,078	5,495	4,911
Less: Property - operating lease liabilities	(33,923)	(34,896)	(28,759)	(29,088)	(29,412)
Less: Property - finance lease liabilities	(426)	(431)	—	—	—
Less: Cash and cash equivalents	(14,273)	(15,199)	(12,337)	(12,643)	(20,735)
Less: COPT’s share of cash of unconsolidated real estate JVs	(974)	(881)	(456)	(547)	(457)
Adjusted book	$5,825,895	$5,719,476	$5,770,432	$5,726,777	$5,599,067

Gross debt (page 30)	$2,249,880	$2,197,488	$2,307,054	$2,319,068	$2,227,918
Less: Cash and cash equivalents	(14,273)	(15,199)	(12,337)	(12,643)	(20,735)
Less: COPT’s share of cash of unconsolidated real estate JVs	(974)	(881)	(456)	(547)	(457)
Net debt	2,234,633	2,181,408	2,294,261	2,305,878	2,206,726
Costs incurred on fully-leased development properties	(189,407)	(137,309)	(95,972)	(275,359)	(223,485)
Net debt adjusted for fully-leased development	$2,045,226	$2,044,099	$2,198,289	$2,030,519	$1,983,241

Net debt	$2,234,633	$2,181,408	$2,294,261	$2,305,878	$2,206,726
Pro forma debt adjustments from subsequent event transaction proceeds (1)	N/A	N/A	(189,000)	N/A	N/A
Pro forma net debt	2,234,633	2,181,408	2,105,261	2,305,878	2,206,726
Costs incurred on fully-leased development properties	(189,407)	(137,309)	(95,972)	(275,359)	(223,485)
Pro forma net debt adjusted for fully-leased development	$2,045,226	$2,044,099	$2,009,289	$2,030,519	$1,983,241
(1)Includes, for the 12/31/22 period, the effect of resulting proceeds available for debt pay downs from our sale on 1/10/23 of a 90% interest in three data center shell properties.

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-

Corporate Office Properties Trust
Definitions
funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Properties groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs associated with named executive officers; and, for periods prior to 10/1/22, demolition costs on redevelopment and nonrecurring improvements and executive transition costs associated with other senior management team members.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we

Corporate Office Properties Trust
Definitions
believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of fully leased properties under development that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Properties groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
These measures and the ratios in which they are used adjust for the effect of noted dispositions of interests in properties that occurred subsequent to the end of reporting periods and before our release of financial results for such periods. The adjustments remove Adjusted EBITDA from real estate operations associated with the disposed interests in properties and adjust our net debt measures for resulting proceeds available for debt pay downs to reflect these measures and ratios as if such events occurring subsequent to a three month reporting period occurred at the beginning of such reporting period. We believe that these adjustments are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the dispositions on our un-levered performance and ability to repay outstanding debt from operations.  We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to pro forma net debt and pro forma net debt adjusted for fully-leased development and that net income is the most directly comparable GAAP measure to pro forma in-place adjusted EBITDA.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI from real estate operations and Same Properties cash NOI from real estate operations Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

Corporate Office Properties Trust
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Debt to net income ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

Development Properties — Properties under, or contractually committed for, development.

Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating properties stably owned and 100% operational since at least 1/1/22.

Second Generation Space — Space leased that has been previously occupied.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacancy leasing activity ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Venkat Kommineni, CFA	Michelle Layne
	443-285-5587	443-285-5452
	venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Reports Second Quarter 2023 Results
_______________________________________________________________

EPS of $0.27 for 2Q23;
FFO per Share, as Adjusted for Comparability, of $0.60
Exceeded High-End of Guidance

Increased Midpoint of 2023 FFO per Share Guidance by 2-cents to $2.40

Core Portfolio 93.6% Occupied and 95.0% Leased

Same-Property Cash NOI Increased 5.8% in 2Q23 and 7.0% Year-to-Date
Raising Same-Property Cash NOI Guidance for the Year by 100 Basis Points, to 4.5%-5.5%

1.5 million SF of Active Developments are 92% Leased
_______________________________________________________________

Strong Leasing Volume in 1H23; Well Positioned to Achieve 2023 Goals

Total Leasing of 891,000 SF in 2Q23 and 1.7 million SF Year-to-Date

88,000 SF of Vacancy Leasing in 2Q23 and 187,000 SF Year-to-Date
On Track to Achieve Annual Goal of 400,000 SF

Tenant Retention of 89% in 2Q23 and 83% Year-to-Date
On Track to Achieve Annual Goal of 80%-85%

495,000 SF of Development Leasing Year-to-Date
On Track to Achieve Annual Goal of 700,000 SF
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) July 27, 2023 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the second quarter ended June 30, 2023.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which has concentrated our portfolio near priority U.S. defense installations, continues to produce solid results. Since 2022, the significant growth in defense spending has materialized into elevated tenant demand for our portfolio, resulting in a 96.8% leased rate in our Defense/IT Locations segment, which accounts for 90% of our core portfolio annualized rental revenue. This is the highest leased rate since we started reporting the segment in 2015. Our second quarter results were strong as FFO per share exceeded the midpoint of our guidance range by $0.02.
i

Given our outperformance year to date, we are increasing the midpoint of our full year FFO per share guidance by $0.02 to $2.40 per share, which represents a 2% increase over 2022’s results. Same-property cash NOI increased 5.8% for 2Q23 over 2Q22, and 7.0% for the first half of 2023 over the first half of 2022, which led us to again increase our full year change in cash NOI guidance by 100 basis points. Our leasing activity is right on track as we are roughly halfway towards our full year vacancy leasing goal and 70% towards our development leasing goal. Our investment grade rated balance sheet is well positioned to navigate the challenging capital markets environment as we have no significant debt maturities until 2026, with 96% of our NOI unencumbered. We remain confident in our strategy and expect to continue to allocate capital to investments at our Defense/IT Locations that will support continued growth in FFO per share and shareholder value.”

Financial Highlights

2nd Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.27 for the quarter ended June 30, 2023 compared to $0.29 for the quarter ended June 30, 2022.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, and FFOPS, as adjusted for comparability, were $0.60 for the quarter ended June 30, 2023 compared to $0.59 for the quarter ended June 30, 2022.

Operating Performance Highlights

Operating Portfolio Summary:
•At June 30, 2023, the Company’s 22.9 million square foot core portfolio was 93.6% occupied and 95.0% leased.

Same-Property Performance:
•At June 30, 2023, the Company’s 20.6 million square foot same-property portfolio was 92.8% occupied and 94.4% leased.

•The Company’s same-property cash NOI increased 5.8% for the three months ended June 30, 2023 compared to the same period in 2022.

Leasing:
•Total Square Feet Leased: For the quarter ended June 30, 2023, the Company leased 891,000 square feet, including 803,000 square feet of renewals and 88,000 square feet of vacancy leasing. For the six months ended June 30, 2023, the Company executed 1.7 million square feet of total leasing, including 1.0 million square feet of renewals, 187,000 square feet of vacancy leasing, and 495,000 square feet in development projects.

•Tenant Retention Rates: During the quarter and six months ended June 30, 2023, the Company renewed 89.0% and 82.7%, respectively, of expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and six months ended June 30, 2023, straight-line rents on renewals increased 7.4% and 6.9%, respectively, and cash rents on renewed space increased 1.3% and 1.1%, respectively. For the same time periods, annual escalations on renewing leases averaged 2.6%.

•Lease Terms: In the quarter ended June 30, 2023, lease terms averaged 5.0 years on renewing leases and 6.9 years on vacancy leasing. For the six months ended June 30, 2023, lease terms averaged 4.5 years on renewing leases, 7.4 years on vacancy leasing, and 14.3 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of nine properties totaling 1.5 million square feet that were 92% leased at June 30, 2023. These projects represent a total estimated investment of $480.8 million, of which $222.1 million has been spent.

Balance Sheet and Capital Transaction Highlights
•For the quarter ended June 30, 2023, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.9x.

•At June 30, 2023, the Company’s net debt to in-place adjusted EBITDA ratio was 6.3x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 5.7x.

•At June 30, 2023, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.1% with a weighted average maturity of 6.2 years; additionally, 95.6% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2023 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT’s Investors website: https://investors.copt.com/financial-information/financial-results

2023 Guidance
Management is updating its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability, from the prior range of $1.46-$1.52, and $2.35-$2.41, respectively, to new ranges of $1.49-$1.53, and $2.38-$2.42, respectively. Management is establishing third quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.26-$0.28 and $0.59-$0.61, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending September 30, 2023		Year Ending December 31, 2023
	Low	High	Low	High
Diluted EPS	$0.26	$0.28	$1.49	$1.53
Real estate-related depreciation and amortization	0.33	0.33	1.32	1.32
Gain on sales of real estate	—	—	(0.43)	(0.43)
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.59	$0.61	$2.38	$2.42

Conference Call Information
Management will discuss second quarter 2023 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, July 28, 2023
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BI48eea2c0fe934b24aefdd77f5c963ea1

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT’s Investors website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2023, the Company derived 90% of its core portfolio annualized rental revenue from Defense/IT Locations and 10% from its Regional Office Properties. As of the same date and including 24 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 192 properties encompassed 22.9 million square feet and was 95% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Lease revenue	$153,682	$142,277	$304,242	$283,666
Other property revenue	1,271	969	2,392	1,860
Construction contract and other service revenues	14,243	42,557	30,063	95,757
Total revenues	169,196	185,803	336,697	381,283
Operating expenses
Property operating expenses	61,600	54,116	121,020	111,297
Depreciation and amortization associated with real estate operations	37,600	34,812	74,595	69,076
Construction contract and other service expenses	13,555	41,304	28,756	92,954
General and administrative expenses	7,287	6,467	15,283	13,137
Leasing expenses	2,345	1,888	4,344	3,762
Business development expenses and land carry costs	726	701	1,221	1,484
Total operating expenses	123,113	139,288	245,219	291,710
Interest expense	(16,519)	(14,808)	(32,961)	(29,232)
Interest and other income, net	2,143	1,593	4,399	3,802
Gain on sales of real estate	14	(19)	49,392	(4)
Loss on early extinguishment of debt	—	—	—	(342)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	31,721	33,281	112,308	63,797
Equity in income of unconsolidated entities	111	318	47	1,206
Income tax expense	(190)	(4)	(315)	(157)
Income from continuing operations	31,642	33,595	112,040	64,846
Discontinued operations	—	—	—	29,573
Net Income	31,642	33,595	112,040	94,419
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(516)	(496)	(1,809)	(1,352)
Other consolidated entities	(839)	(789)	(1,165)	(1,438)
Net income attributable to common shareholders	$30,287	$32,310	$109,066	$91,629

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$30,287	$32,310	$109,066	$91,629
Amount allocable to share-based compensation awards	(98)	(75)	(349)	(259)
Redeemable noncontrolling interests	(51)	(30)	(115)	(69)
Numerator for diluted EPS	$30,138	$32,205	$108,602	$91,301
Denominator:
Weighted average common shares - basic	112,188	112,082	112,157	112,052
Dilutive effect of share-based compensation awards	426	429	418	427
Dilutive effect of redeemable noncontrolling interests	62	126	77	129
Weighted average common shares - diluted	112,676	112,637	112,652	112,608
Diluted EPS	$0.27	$0.29	$0.96	$0.81
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$31,642	$33,595	$112,040	$94,419
Real estate-related depreciation and amortization	37,600	34,812	74,595	69,076
Gain on sales of real estate from continuing and discontinued operations	(14)	19	(49,392)	(28,560)
Depreciation and amortization on unconsolidated real estate JVs	805	525	1,606	1,051
Funds from operations (“FFO”)	70,033	68,951	138,849	135,986
FFO allocable to other noncontrolling interests	(1,239)	(1,178)	(1,947)	(2,220)
Basic FFO allocable to share-based compensation awards	(480)	(357)	(946)	(719)
Basic FFO available to common share and common unit holders (“Basic FFO”)	68,314	67,416	135,956	133,047
Redeemable noncontrolling interests	(28)	4	(58)	(2)
Diluted FFO adjustments allocable to share-based compensation awards	37	27	76	54
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	68,323	67,447	135,974	133,099
Loss on early extinguishment of debt	—	—	—	342
Executive transition costs	248	137	248	137
Diluted FFO comparability adjustments allocable to share-based compensation awards	(2)	—	(2)	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	68,569	67,584	136,220	133,576
Straight line rent adjustments and lease incentive amortization	(3,161)	(3,198)	(6,677)	(6,387)
Amortization of intangibles and other assets included in net operating income (“NOI”)	17	49	(2)	(323)
Share-based compensation, net of amounts capitalized	2,213	2,154	3,946	4,265
Amortization of deferred financing costs	628	541	1,260	1,138
Amortization of net debt discounts, net of amounts capitalized	622	608	1,240	1,213
Replacement capital expenditures	(22,664)	(17,717)	(50,874)	(35,075)
Other	(221)	406	(494)	445
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$46,003	$50,427	$84,619	$98,852
Diluted FFO per share	$0.60	$0.59	$1.19	$1.17
Diluted FFO per share, as adjusted for comparability	$0.60	$0.59	$1.19	$1.17
Dividends/distributions per common share/unit	$0.285	$0.275	$0.57	$0.55

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2023	December 31, 2022
Balance Sheet Data
Properties, net of accumulated depreciation	$3,672,235	$3,556,398
Total assets	$4,246,346	$4,257,275
Debt per balance sheet	$2,176,174	$2,231,794
Total liabilities	$2,447,436	$2,509,527
Redeemable noncontrolling interests	$22,215	$26,293
Total equity	$1,776,695	$1,721,455
Debt to assets	51.2%	52.4%
Net debt to adjusted book	38.4%	39.8%

Core Portfolio Data (as of period end)
Number of operating properties	192	192
Total operational square feet (in thousands)	22,878	22,849
% Occupied	93.6%	92.8%
% Leased	95.0%	95.3%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023		2022		2023		2022
GAAP
Payout ratio:
Net income	103.1%		93.4%		58.3%		66.5%
Debt ratios:
Net income to interest expense ratio	1.9	x	2.3	x	3.4	x	3.2	x
Debt to net income ratio	17.2	x	16.2	x	N/A		N/A
Non-GAAP
Payout ratios:
Diluted FFO	47.5%		46.3%		47.7%		47.0%
Diluted FFO, as adjusted for comparability	47.3%		46.3%		47.6%		46.8%
Diluted AFFO	70.5%		62.0%		76.6%		63.2%
Debt ratios:
Adjusted EBITDA fixed charge coverage ratio	4.9	x	5.3	x	5.0	x	5.3	x
Net debt to in-place adjusted EBITDA ratio	6.3	x	6.4	x	N/A		N/A
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio	5.7	x	5.8	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,676		112,637		112,652		112,608
Weighted average common units	1,514		1,476		1,502		1,430
Denominator for diluted FFO per share and as adjusted for comparability	114,190		114,113		114,154		114,038

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$31,995	$30,842	$63,984	$61,679
Distributions on unrestricted common units	433	407	863	811
Dividends and distributions on restricted shares and units	204	135	419	293
Total dividends and distributions for GAAP payout ratio	32,632	31,384	65,266	62,783
Dividends and distributions on antidilutive shares and units	(205)	(123)	(421)	(268)
Dividends and distributions for non-GAAP payout ratios	$32,427	$31,261	$64,845	$62,515

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$31,642	$33,595	$112,040	$94,419
Interest expense	16,519	14,808	32,961	29,232
Income tax expense	190	4	315	157
Real estate-related depreciation and amortization	37,600	34,812	74,595	69,076
Other depreciation and amortization	609	552	1,211	1,159
Gain on sales of real estate from continuing and discontinued operations	(14)	19	(49,392)	(28,560)
Adjustments from unconsolidated real estate JVs	1,559	760	3,263	1,518
EBITDAre	88,105	84,550	174,993	167,001
Loss on early extinguishment of debt	—	—	—	342
Net gain on other investments	—	1	—	(564)
Credit loss expense (recoveries)	238	225	305	(91)
Business development expenses	394	385	635	711
Executive transition costs	307	137	554	137
Adjusted EBITDA	89,044	85,298	$176,487	$167,536
Pro forma NOI adjustment for property changes within period	56	127
Change in collectability of deferred rental revenue	28	231
In-place adjusted EBITDA	$89,128	$85,656

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$32,619	$10,655	$52,605	$20,665
Building improvements	2,766	6,751	4,907	13,583
Leasing costs	3,542	1,748	5,292	4,018
Net (exclusions from) additions to tenant improvements and incentives	(16,007)	474	(11,168)	2,282
Excluded building improvements and leasing costs	(256)	(1,911)	(762)	(5,473)
Replacement capital expenditures	$22,664	$17,717	$50,874	$35,075

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$16,519	$14,808	$32,961	$29,232
Less: Amortization of deferred financing costs	(628)	(541)	(1,260)	(1,138)
Less: Amortization of net debt discounts, net of amounts capitalized	(622)	(608)	(1,240)	(1,213)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and loss on interest rate derivatives	791	233	1,564	464
Scheduled principal amortization	746	844	1,536	1,618
Capitalized interest	1,194	1,376	1,964	2,905
Denominator for fixed charge coverage-Adjusted EBITDA	$18,000	$16,112	$35,525	$31,868

Reconciliation of net income to NOI from real estate operations, same properties NOI from real estate operations and same properties cash NOI from real estate operations
Net income	$31,642	$33,595	$112,040	$94,419
Construction contract and other service revenues	(14,243)	(42,557)	(30,063)	(95,757)
Depreciation and other amortization associated with real estate operations	37,600	34,812	74,595	69,076
Construction contract and other service expenses	13,555	41,304	28,756	92,954
General and administrative expenses	7,287	6,467	15,283	13,137
Leasing expenses	2,345	1,888	4,344	3,762
Business development expenses and land carry costs	726	701	1,221	1,484
Interest expense	16,519	14,808	32,961	29,232
Interest and other income, net	(2,143)	(1,593)	(4,399)	(3,802)
Gain on sales of real estate from continuing operations	(14)	19	(49,392)	4
Loss on early extinguishment of debt	—	—	—	342
Equity in income of unconsolidated entities	(111)	(318)	(47)	(1,206)
Unconsolidated real estate JVs NOI allocable to COPT included in equity in income of unconsolidated entities	1,671	1,080	3,313	2,160
Income tax expense	190	4	315	157
Discontinued operations	—	—	—	(29,573)
Revenues from real estate operations from discontinued operations	—	—	—	1,980
Property operating expenses from discontinued operations	—	—	—	(971)
NOI from real estate operations	95,024	90,210	188,927	177,398
Non-Same Properties NOI from real estate operations	(8,770)	(6,603)	(18,221)	(12,365)
Same Properties NOI from real estate operations	86,254	83,607	170,706	165,033
Straight line rent adjustments and lease incentive amortization	1,232	(1,301)	2,624	(3,592)
Amortization of acquired above- and below-market rents	(129)	(97)	(295)	(616)
Lease termination fees, net	(1,059)	(399)	(2,280)	(620)
Tenant funded landlord assets and lease incentives	(1,191)	(1,311)	(2,379)	(2,821)
Cash NOI adjustments in unconsolidated real estate JVs	(70)	(92)	(145)	(190)
Same Properties Cash NOI from real estate operations	$85,037	$80,407	$168,231	$157,194

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	June 30, 2023	December 31, 2022
Reconciliation of total assets to adjusted book
Total assets	$4,246,346	$4,257,275
Accumulated depreciation	1,334,066	1,267,434
Accumulated depreciation included in assets held for sale	—	6,014
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	226,555	222,779
COPT’s share of liabilities of unconsolidated real estate JVs	60,724	52,404
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	7,800	6,078
Less: Property - operating lease liabilities	(33,923)	(28,759)
Less: Property - finance lease liabilities	(426)	—
Less: Cash and cash equivalents	(14,273)	(12,337)
Less: COPT’s share of cash of unconsolidated real estate JVs	(974)	(456)
Adjusted book	$5,825,895	$5,770,432

	June 30, 2023	December 31, 2022	June 30, 2022
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt per balance sheet	$2,176,174	$2,231,794	$2,177,811
Net discounts and deferred financing costs	21,342	23,160	23,857
COPT’s share of unconsolidated JV gross debt	52,364	52,100	26,250
Gross debt	2,249,880	2,307,054	2,227,918
Less: Cash and cash equivalents	(14,273)	(12,337)	(20,735)
Less: COPT’s share of cash of unconsolidated real estate JVs	(974)	(456)	(457)
Net debt	2,234,633	2,294,261	2,206,726
Costs incurred on fully-leased development properties	(189,407)	(95,972)	(223,485)
Net debt adjusted for fully-leased development	$2,045,226	$2,198,289	$1,983,241

Net debt	$2,234,633	$2,294,261	$2,206,726
Pro forma debt adjustments from subsequent event transaction proceeds	N/A	(189,000)	N/A
Pro forma net debt	2,234,633	2,105,261	2,206,726
Costs incurred on fully-leased development properties	(189,407)	(95,972)	(223,485)
Pro forma net debt adjusted for fully-leased development	$2,045,226	$2,009,289	$1,983,241
x